EX-99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

(1) Global Tactical Asset Allocation Prospectus Supplement, dated April 17, 2015, is hereby incorporated by reference to Prospectus Supplement filed with the Commission on April 17, 2015 (Accession No. 0001193125-15-135536).

(2) Money Market Funds Prospectus, dated July 31,2015, is hereby incorporated by reference to Post-Effective Amendment No. 108 to form N-1 A filed with the Commission on July 24, 2015 (Accession No. 0001193125-15-262844).